Exhibit 99.2

Execution Version

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS DEFINED BELOW) AND SUBJECT TO CERTAIN SET-OFF PROVISIONS SET FORTH HEREIN AND IN THAT CERTAIN PURCHASE AGREEMENT (AS DEFINED BELOW).
SUBORDINATED PROMISSORY NOTE

$500,000.00	Austin, Texas
Effective: January 1, 2017

For Value Received, ASURE SOFTWARE, INC., a Delaware corporation (“Maker”) promises to pay to the order of CORPORATE PAYROLL, INC., an Ohio corporation (“Holder”), in lawful money of the United States of America, the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), without interest (except upon the occurrence of an Event Default, as defined below) and all costs provided herein on the following terms:

1.
Asset Purchase Agreement.  This Subordinated Promissory Note (“Note”) is executed and delivered by Maker pursuant to that certain Asset Purchase Agreement of even date herewith (the “Purchase Agreement”), by and between Holder and Maker.  This Note is unsecured.  Any capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Purchase Agreement.

2.	Interest. Unless there exists an Event of Default, interest shall not accrue or be payable with respect to this Note.

3.
Maturity Date.  Unless accelerated at a prior date following an Event of Default, on April 30, 2018 (the “Maturity Date”), all unpaid principal and any accrued interest shall be due and payable.  All payments due hereunder shall be paid in lawful money of the United States of America at Holder’s address as set forth in the Purchase Agreement or at such other place as designated in writing by Holder.   Any payment on this Note not paid when it is due (including sums due by reason of acceleration following an Event of Default) shall bear an interest rate equal to eight percent (8%) from the date said payment is overdue until paid in full.

4.	Prepayment. Maker shall have the continuing right to prepay this Note, in whole or in part, without penalty or premium of any kind.

5.
Subordination.  Notwithstanding anything contained herein to the contrary, this Note is expressly subordinated in right of payment to any and all advances, indebtedness, liabilities, and obligations of Maker now existing or hereafter arising in whatever the amount and however evidenced (the “Secured Debt”) in favor of Wells Fargo Bank, National Association and Maker’s other secured institutional lenders as of the date of the Note (collectively, “Secured Lenders”).  By accepting this Note, Holder (i) acknowledges and specifically waives its right of notification, if any, regarding future advances and actions by Secured Lenders relating to Maker; and (ii) agrees to execute any instrument reasonably required by any Secured Lender and reasonably satisfactory to Holder to subordinate this Note in right of payment to any and all advances, indebtedness, liabilities, and obligations of Maker, in favor of such Secured Lender. Maker, for its part, agrees to make all Permitted Payments (as such term is defined in that certain Subordination Agreement dated January 1, 2017, by and between Holder and Wells Fargo Bank, National Lender, or any amendments, modifications, or substitutions thereof) of principal and interest under this Note.

6.
Waivers.  Maker hereby waives diligence, presentment for payment, demand, protest, notice of nonpayment, notice of dishonor, notice of protest, and any and all other notices and demands whatsoever.  Maker agrees to remain bound to pay the principal and interest payable hereunder in full, notwithstanding any extensions or renewals granted with respect to this Note, the release of any party liable hereunder, or the release of any security now or hereafter securing this Note.

7.
Post-Closing Conduct of Maker.  Maker covenants and agrees that, so long as any portion of the Note remains outstanding, Maker shall do and perform, or cause to be done and performed, each of the following:

a.
Taxes.  Maker shall pay and discharge in full, prior to the date when penalties for non-payment thereof would attach, all lawful taxes, assessments and governmental charged imposed upon Maker and its respective properties and income and all lawful claims which, if unpaid, might become a lien or charge upon the property of Maker, except where Maker disputes such amounts in good faith.

b.
Compliance with Laws.  Maker shall comply, and cause each of its subsidiaries to comply, with all applicable laws, rules, regulations, and orders, noncompliance with which could have a material adverse effect on Maker or any subsidiary or its business.

c.
Notification of Certain Events.  Maker will promptly notify Holder of (i) the occurrence of any Event of Default under this Note, (ii) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, could materially impair the right of Maker to carry on business substantially as presently conducted or could materially affect its business, operations, properties, assets or condition, financial or otherwise, and (iii) any development in its business or affairs which may be materially adverse to Maker, disclosing the nature thereof.

8.
Events of Default.  Each of the following shall constitute an “Event of Default” hereunder: (a) Maker’s failure to make any payment when due under this Note; (b) the filing by Maker of any voluntary proceeding under any bankruptcy law; (c) the making of any assignment for the benefit of creditors by Maker; (d) commencement of any involuntary proceeding under any bankruptcy or insolvency law against Maker which is not dismissed within sixty (60) days from the date it was commenced; (e) any material monetary default by Maker under the Purchase Agreement or the Client Development and Distribution Agreement of even date herewith by and between Maker and Holder (the “Client Development Agreement”), subject to applicable notice and cure periods; (f) Maker’s continued material breach of any post-Closing covenant or continued representation or warranty in this Note, the Client Development Agreement, or the Purchase Agreement, following written notice thereof and a reasonable opportunity to cure; (g) any default under Maker’s covenants and agreements with a Secured Lender, subject to applicable notice and cure periods; or (h) a “Change of Control Transaction,” which means any of the following: (A) a change in the ownership of a substantial portion of Maker’s assets which occurs on the date that any one person, or more than one person acting as a group (“Person”) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from Maker that have a total gross fair market value of more than fifty percent (50%) of the total gross fair market value of all of the assets of the Maker (calculated on a consolidated basis) immediately prior to such acquisition or acquisitions; (B) a change in the ownership of Maker which occurs on the date that any Person acquires ownership of shares of stock of Maker (“Maker Shares”) that, together with the Maker Shares held by such Person, constitutes more than fifty percent (50%) of the total voting power of the Maker Shares; (C) a change in the effective control of Maker which occurs on the date that a majority of members of Maker’s board of directors (the “Board”) are replaced during any twelve (12) month period by directors whose appointment or election is not approved by a majority of the members of the Board prior to the date of the appointment or election (for purposes of this subsection (C), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control); or (D) the effective date of a merger or consolidation of Maker with any other entity, other than a merger or consolidation which would result in the voting securities of Maker outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity.

Should an Event of Default occur, Holder, at its option, may accelerate and make immediately due and payable any principal balance owing on this Note without demand or notice to Maker and/or may enforce such other rights or remedies as may be available to Holder under this Note or as otherwise available at law or equity.

9.
Remedies upon Default.  Upon the occurrence of any Event of Default, Maker shall be responsible to pay all costs of enforcement and collection, including, without limitation, reasonable attorneys’ fees and costs, whether or not such enforcement or collection includes the filing of a law suit and whether or not such law suit is prosecuted to judgment.

10.
No Waiver by Holder.  No delay or omission on the part of Holder to exercise any of their remedies hereunder, including without limitation, the acceleration of the due date of this Note, shall be deemed a continuing waiver of that right or any other right.

11.
Notice.  All notices and demands which a party may be required to serve on the other parties shall be in writing and shall be served either by personal service or by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed as set forth in the Purchase Agreement.

12.
Governing Law; Venue.  The parties hereto agree that this Note has been executed in the State of Ohio.  This Note shall be governed by, and construed in accordance with, the substantive laws of the State of Ohio, without regard to its choice of law rules.  Maker hereby irrevocably and unconditionally (a) consents and submits to the personal jurisdiction of the Cuyahoga County Court of Common Pleas or the Federal Court for the Northern District of Ohio in any such action; (b) waives, to the fullest extent permitted by law, any claim, defense or objection to the venue of such courts (whether on the basis of forum non conveniens or otherwise); (c) agrees that it will not attempt the removal of any such action to any other court, whether state or federal courts of the United States or the courts of any other country; and (d) consents to service of process on such party in the manner provided in Section 11.

13.	Successors and Assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of the respective successors and assigns of Maker and Holder.

14.
Severability.  All provisions hereof are severable.  If any provision hereof is declared invalid for any reason, such invalidity shall not affect any of the remaining provisions of this Note, all of which shall remain in full force and effect.

[Signature page to follow.]

MAKER: ASURE SOFTWARE, INC., a Delaware corporation

By:
Name: Patrick F. Goepel
Title: Chief Executive Officer

[Signature page to the Subordinated Promissory Note executed by Asure Software, Inc. dated January 1, 2017.]